ASSIGNMENT AND ASSUMPTION AGREEMENT AND CONSENT

     This Assignment and Assumption Agreement and Consent (this “Assignment”) is made as of this 5th day of March 2009 by and among Americas Wind Energy, Inc., an Ontario registered company (“AWE”), EWT-Americas Inc., a Delaware corporation (“EWT”), and Waverly Light and Power, a municipal electric utility (“Customer”).

     WHEREAS, AWE and Customer entered into a Purchase and Sale Contract: 07 03 029 dated July 16, 2007 in connection with the purchase and related services of two (2) AWE54-900 wind turbines by Customer (the “Contract”); and

     WHEREAS, AWE wishes to assign to EWT all of its rights, title and interest in the Contract and EWT has agreed to assume the obligations of AWE under the Contract, subject to the terms set forth in this Assignment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Assignment and Assumption of the Contract. Effective as of the Effective Date (defined below), AWE hereby grants, assigns and conveys to EWT all rights, interests, and benefits of AWE to the Contract, including without limitation, AWE’s rights under the AWE LOR (as defined below in Section 6), and EWT hereby assumes and agrees to assume, observe and perform all of the obligations and liabilities of AWE with respect to the Contract arising after the Effective Date. The Effective Date shall be the date upon the last to occur of (i) the execution and delivery by AWE and EWT and the other parties named therein of that certain Sublicense Agreement dated the date hereof (the “Sublicense”), and (ii) the delivery of this Assignment fully signed by all parties and all required consents referred to therein.

     2. Deposit. AWE confirms receipt of the deposit paid by Customer in the amount of $627,500 U.S. under the terms of the Contract. AWE agrees to pay such Deposit to EWT in accordance with the terms of the Sublicense. EWT agrees to credit such Deposit against the purchase price in accordance with the terms of the Contract.

     3. Indemnification. AWE shall indemnify and hold EWT, its officers, directors, employees, shareholders and agents, harmless from any and all claims, damages, expenses, and liabilities of whatever nature, including reasonable attorneys’ fees arising out of any (a) act, omission, or default by AWE under the Contract or as a party to the Contract, arising any time up to and including the Effective Date; and (b) any breach or misrepresentation of any representations, warranties or covenants contained in this Assignment. This indemnification is entitled to any set off rights EWT may have against AWE under the Sublicense.

     4. Customer Consent. Customer hereby consents to this Assignment and agrees to submit all payments and any other obligations of Customer under the Contract to EWT at ____________________________________, attention _____________________________ ,  _____________, or as may be otherwise directed from time to time in writing by EWT.

     5. Representations and Agreements of AWE and Customer. AWE and Customer hereby represent, warrant, covenant and agree as follows:

     (a) The Contract is in full force and effect and has not been modified or amended, AWE and Customer have not assigned their interests in the Contract, and the Contract represents the entire agreement between AWE and Customer; and

     (b) The Customer has made only the Deposit and no other payments have been made by Customer to AWE in connection with the Contract and there have been no deliveries made or services rendered under the Contract by AWE; and

     (c) All obligations to be observed or performed by AWE under the Contract have been duly observed or performed by AWE up to and including the date hereof; and

     (d) AWE and Customer have no knowledge of any existing default under the Contract and no event has occurred to the knowledge of AWE and Customer that, with or without the giving of notice or with the passage of time, or both, would constitute a default under the Contract.

     6. Letter of Restriction. On or before the Effective Date, Customer shall issue to EWT a letter of restriction providing for payment of the Balance (the “LOR”). Upon EWT’s receipt of the LOR, that certain Letter of Restriction dated June 15, 2007 from Customer to Susan Whitson, Executive Vice President of First National Bank of Waverly (the “AWE LOR”) that was issued to AWE under the Contract shall be terminated.

     7. Amendment of Guaranty. The parties hereto hereby agree that as of the Effective Date the Continuing Guaranty (the “Guaranty”) made and delivered as of July 16, 2007 by Emergya Wind Technologies B.V. in favor of Customer in connection with the Contract be and it hereby is amended in its entirety to refer to the Contract as assigned to EWT with EWT being substituted as the Supplier thereunder.

     8. Entire Agreement. This Assignment constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether written or oral, of the parties, and there are no representations, warranties, or other agreements between the parties in connection with the subject matter hereof other than the Sublicense.

     9. Miscellaneous. The section headings are for convenience of reference only and will not limit or control the meaning of any provision of this Assignment. No delay or omission on the part of any party hereto in exercising any right hereunder will operate as a waiver of such right or any other right under this Assignment. This Assignment may be executed in one or more counterparts, all of which shall be considered one and the same Assignment, and shall become effective when one or more counterparts have been signed by each of the parties and delivered personally or by electronically to the other parties. Any provision of this Assignment may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. This Assignment shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules. Any capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Contract.

[Signatures appear on following page]

     IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers as of the date first above written.

Witness:	“AWE”
Americas Wind Energy, Inc.

By:

Name:	Name:

Title:

Witness:	“EWT”
EWT-Americas Inc.

By:

Name:	Name:

Title:

Witness:	“Customer”
Waverly Light and Power

By:

Name:	Name:

Title:

Signature Page to Assignment and Assumption Agreement (Waverly)